SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 21, 2004

(Date of earliest event reported)

PRAECIS PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

830 Winter Street, Waltham, Massachusetts 02451-1420
(Address of principal executive offices, including zip code)

(781) 795-4100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 9.                                     Regulation FD Disclosure.

On June 21, 2004, PRAECIS PHARMACEUTICALS INCORPORATED issued a press release announcing that The Centers for Medicare & Medicaid Services has assigned a permanent billing code for Plenaxis® (abarelix for injectable suspension) under the Healthcare Common Procedural Coding System for use by hospitals in connection with outpatient administration of the drug.  The press release is being furnished to the Securities and Exchange Commission pursuant to Item 9 of Form 8-K and is attached hereto as Exhibit 99.1.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2004	PRAECIS PHARMACEUTICALS INCORPORATED

	By	/s/ Kevin F. McLaughlin
Kevin F. McLaughlin
Executive Vice President, Chief Financial Officer, Treasurer and Secretary